UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 20, 2007

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane, Suite 500W Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2007, Nevada Gold & Casinos, Inc. (the “Company”) and its senior lender executed an amendment to the Amended and Restated Credit Facility dated January 19, 2006 (the “Credit Facility”). Previously, the senior lender had agreed to defer the September 30, 2007, October 31, 2007 and November 30, 2007 interest payments under the Credit Facility until the earlier of December 31, 2007 or three business days after the Company received funds related to the sale of Restaurant Connections International, Inc. (“RCI”). The new amendment also defers the December 31 interest payment and extends the payment date for all deferred payments until the earlier of January 31, 2008 or three business days after the Company receives funds related to the closing of the sale of RCI. The Company originally anticipated the receipt of funds relating to the closing of the sale of RCI, in which the Company has a thirty-four percent (34%) interest, prior to December 31, 2007. The Company has been advised the closing is expected to occur in late January, 2008. Upon the sale of RCI it is anticipated that the Company will receive proceeds of approximately $3.6 million which will be sufficient to meet the interest payments to the senior lender. There can be no assurance as to when or if a sale of RCI will occur.

In addition, and as previously announced, the Company has entered into an agreement to sell its 43% interest in Isle of Capri-Black Hawk, LLC to Isle of Capri Casinos for $64.6 million. Closing of the transaction, which is subject to shareholder approval and customary closing conditions, is expected to occur in the third quarter of this fiscal year and a special shareholder meeting to consider the matter is scheduled for January 22, 2008. If necessary, a portion of the proceeds from this transaction would be available to meet the interest payment obligations under the Credit Facility. There can be no assurance that the requisite approval and satisfaction of conditions will be obtained or that the sale will occur.

A copy of the Amendment to the Credit Facility is incorporated herein by reference as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K: 10.1 Amendment dated December 20, 2007 to the Amended and Restated Credit Facility dated January 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: December 21, 2007	By:	/s/ Robert B. Sturges
Robert B. Sturges
Chief Executive Officer

  INDEX TO EXHIBITS

Item	Exhibit
10.1	Amendment dated December 20, 2007 to the Amended and Restated Credit Facility dated January 19, 2006.